UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported)
December 7, 2020
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16411	80-0640649
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

2980 Fairview Park Drive, Falls Church, VA 22042
(Address of principal executive offices)(Zip Code)

(703) 280-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NOC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. Other Events.
On December 7, 2020, Northrop Grumman Corporation (the “Company”) announced that it had reached a definitive agreement with Peraton Inc., a Veritas company, for the sale of the Company’s federal IT and mission support services business, for approximately $3.4 billion in cash, subject to customary purchase price adjustments. The transaction is expected to close in the first half of 2021, subject to regulatory approvals and other customary closing conditions. In 2020, this business is expected to generate $2.3 billion in revenue, $1.6 billion of which is in the Defense Systems sector, $0.5 billion of which is in the Mission Systems sector and the remaining $0.2 billion in the Space Systems sector. The Company expects to use the sale proceeds primarily to fund share repurchases, to offset dilution from the transaction, and for debt retirement.
A copy of the Company’s press release announcing these actions is filed as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	99.1	Press Release ("Northrop Grumman to Sell Federal IT and Mission Support Business to Veritas Capital for $3.4 Billion") dated December 7, 2020
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ Jennifer C. McGarey
(Signature) Jennifer C. McGarey Corporate Vice President and Secretary

Date: December 7, 2020

Exhibit Index

(d)	Exhibits

	Exhibit No.	Description
	99.1	Press Release ("Northrop Grumman to Sell Federal IT and Mission Support Business to Veritas Capital for $3.4 Billion") dated December 7, 2020
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)